Exhibit 99.1

INVESTOR CONTACT:

Endologix, Inc.

Vaseem Mahboob, CFO

(949) 595-7200

Endologix Announces Debt Restructuring Addressing 2020 Maturities

IRVINE, Calif., February 24, 2020 – Endologix, Inc. (Nasdaq: ELGX) (“Endologix” or the “Company”), a developer and marketer of innovative treatments for aortic disorders, announced today that it has entered into an exchange agreement with three holders of the Company’s 3.25% Senior Convertible Notes due 2020 (the “Existing Notes”), pursuant to which these investors exchanged an aggregate of approximately $11.0 million of the Existing Notes plus accrued interest for approximately $11.1 million of 5.0% Voluntary Convertible Senior Secured Notes due 2024 (the “New Notes”). This agreement will replace the Company’s existing 3.25% Convertible Senior Notes due 2020 for those investors.

The Company and certain funds managed by Deerfield Management Company, L.P. (collectively, “Deerfield”) also agreed to amend their existing facility agreement and credit agreement to extend near-term mandatory amortization payments and provide for certain conversion rights and obligations pertaining to the Company’s debt to Deerfield.

“We are very pleased to announce these debt restructuring transactions, which enables us to address our balance sheet in a responsible manner, over time. I’m very grateful to our finance and legal teams and to our supportive partners who worked to build conversion features that will help us execute against key milestones, including the Nellix PMA. This agreement allows us to keep capital on the balance sheet and remain focused on business execution in pursuit of delivering value to our patients, customers, and shareholders,” commented John Onopchenko, Chief Executive Officer of Endologix, Inc.

Vaseem Mahboob, Chief Financial Officer of Endologix, Inc., commented, “This debt restructuring addresses our near-term balance sheet overhang and provides a pathway to significantly deleverage our debt and achieve operating cash flow breakeven in 2021. As we continue to execute our commercial evidence-based strategies to grow and prudently manage our operating costs, we believe that Endologix is well positioned to achieve its near-term financial goals while creating a path to long-term profitable growth and shareholder value.”

DLA Piper and Jefferies LLC served as legal counsel and financial advisor to the Company, respectively.

1. Convertible Note Exchange

On February 24, 2020, the Company and three investors holding approximately $11.0 million of the principal amount of the Company’s Existing Notes (the “Holders”) entered into an Exchange Agreement (the “Exchange Agreement”) providing for the exchange of the Holders’ Existing Notes for the New Notes. The exchanging Holders are exchanging all outstanding principal plus accrued and unpaid interest under the Existing Notes into the same amount of principal of New Notes pursuant to the Exchange Agreement (the “Exchange”). The New Notes are being issued in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) by virtue of Section 4(a)(2) of the Securities Act and Rule 506 thereunder.

The New Notes will be governed by an Indenture (the “Indenture”), by and between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”). The New Notes will accrue interest at a rate of 5.00% per year, payable semi-annually in arrears on April 1 and October 1 of each year, commencing April 1, 2020. The New Notes will mature on April 3, 2024, unless earlier purchased, redeemed or converted in accordance with the terms of the Indenture. The Indenture governing the New Notes will contain customary terms and covenants and events of default.

The New Notes will be convertible at the option of each Holder into shares of common stock at any time prior to the close of business on the business day immediately preceding January 1, 2024; provided that, except if the Company undergoes a fundamental change (as defined in the Indenture) and for certain other customary circumstances of conversion, each Holder may not convert more than 30% the initial aggregate principal amount of its outstanding New Notes per calendar quarter (a “Voluntary Conversion”). Beginning January 1, 2024, until the close of business on the business day immediately preceding the maturity date, the New Notes will be convertible at the option of the holder at any time regardless of the conditions described in this paragraph. The initial conversion rate of the New Notes in a Voluntary Conversion is 0.4445 shares of the Company’s common stock per $1.00 principal amount of the New Notes, which is equivalent to an initial conversion price per share equal to $2.25 (the “Conversion Price”). The conversion rate is subject to adjustment upon the occurrence of certain specified events. Except if the Company undergoes a fundamental change (as defined in the Indenture) and for certain other customary circumstances of conversion, in no event prior to the close of business on the business day immediately preceding January 1, 2024 may the New Notes be converted in a calendar quarter unless the closing sale price of the Company’s common stock for at least twenty (20) trading days during the period of thirty (30) consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 110% of the Conversion Price (subject to adjustment upon the occurrence of certain specified events) (the “Voluntary Conversion Threshold”).

The New Notes will be secured by the Company’s assets pursuant to a Junior Lien Security Agreement by and between the Company and Wilmington Trust, National Association, as collateral agent (the “JLSA”). The JLSA grants a second lien on the Company’s assets that is second in priority to the security interests granted (i) to Deerfield (as defined below), as agent, pursuant to the Amended and Restated Guaranty and Security Agreement, dated August 9, 2018, by and among Endologix, Inc., its subsidiaries and Deerfield, as agent, as amended to date and (ii) to Deerfield ELGX Revolver, LLC, as agent (“Deerfield ELGX”), pursuant to the Guaranty and Security Agreement, dated as of August 9, 2018, by and among Endologix, Inc., its subsidiaries and Deerfield ELGX, as agent, as amended to date. In connection with the issuance of the New Notes, the parties entered into Subordination and Intercreditor Agreement, dated as of February 24, 2020, by and among the Company, Deerfield, Deerfield ELGX and Wilmington Trust, National Association, as collateral agent (the “Subordination Agreement”).    The Subordination Agreement contains customary provisions associated with the subordination of the security interest of the New Notes.

The Indenture will provide that in no event may a Holder convert any portion of the New Notes into shares of common stock if such conversion would result in the Holder beneficially owning more that 9.5% of the Company’s outstanding common stock.

Exchange Agreement and Fourth Amendment to Facility Agreement

On February 24, 2020, the Company entered into a February 2020 Exchange Agreement and Fourth Amendment to Amended and Restated Facility Agreement and Amendment to First Out Waterfall Notes (the “Facility Amendment”) with Deerfield Private Design Fund IV, L.P. and certain of its related funds and affiliates (collectively, “Deerfield”), dated August 9, 2018 (as amended to date, the “Facility Agreement”). The Facility Amendment provides for, among other things, the conversion of certain portions of the outstanding convertible debt under the Facility Agreement upon the achievement of certain milestones. In addition, the principal amortization payment of first out waterfall loans (the “First Out Waterfall Loans”) currently due on April 2, 2021 (the “First Amortization Payment”) will be extended to July 1, 2021. In the event the Company satisfies the Initial Exchange Condition (as defined below) the maturity date shall be extended from April 2, 2023 to December 22, 2023 (the “Maturity Date”). Further, the Facility Amendment provides that the interest payment date due April 1, 2020 will be payable in paid-in-kind interest by increasing the principal amount of the loans by an amount equal to the interest that has accrued.

The Facility Amendment provides for the exchange of the existing notes representing the First Out Waterfall Loans for amended notes (the “Amended First Out Waterfall Notes”). The Amended First Out Waterfall Notes reduce the fixed conversion price under the existing notes from $6.625 to $2.00 (the “Fixed Conversion Price”), provided that if the Initial Exchange Condition (as defined below) is not met by June 30, 2020, then such price shall revert to $6.625. The Amended First Out Waterfall Notes provide that the Company may require Deerfield to convert up to $40,000,000 of principal amount (the “Forced Conversion Cap”) provided that the arithmetic average of the volume weighted average price of the Company’s common stock on each of the fifteen (15) consecutive trading days ending on the conversion date (the “Forced Conversion 15 Day VWAP”), and the closing price on the conversion date is greater than 200% of the Fixed Conversion Price into shares of the Company’s newly created Series DF-1

Preferred Stock, par value $0.001 per share (the “Preferred Stock”), at a price per share equal to the product of (i) the Preferred Exchange Rate (as defined below) and (ii) and 85% of the lesser of the closing price of the common stock on such conversion date (the “Closing Price”) and the Forced Conversion 15 Day VWAP, provided that such lesser price is greater than or equal to 170% of the Fixed Conversion Price (each such conversion, a “Forced Conversion”). A Forced Conversion may only occur once every 31 calendar days and any individual Forced Conversion may not exceed the lesser of (i) $3,500,000 or (ii) the Forced Conversion Cap less any prior Forced Conversions or Discretionary Conversions (as defined below).

Deerfield also has the option to convert up to $60.0 million (less any amounts converted pursuant to Forced Conversions) of the Company’s outstanding debt (any such conversion, a “Discretionary Conversion”) into, at Deerfield’s option and subject to the Ownership Cap, shares of Common Stock at a rate equal to the greater of the Fixed Conversion Price and 85% of the arithmetic average of the volume weighted average price of the Company’s common stock on each of the fifteen (15) consecutive trading days prior to the conversion date (the “15 Day VWAP”), provided that such conversion price is not less than the Floor Price (the “Discretionary Common Conversion Rate”) or shares of Preferred Stock at a rate (the “Discretionary Preferred Conversion Rate”) equal to the product of (i) the Preferred Exchange Rate (as defined below) multiplied by (ii) the Discretionary Common Conversion Rate.

The Preferred Stock is convertible into common stock at an initial rate of 100 shares of common stock for each share of Preferred Stock, as may be adjusted pursuant to the Certificate of Designation of Preferences, Rights and Limitations of Series DF-1 Preferred Stock (the “Certificate of Designation”) (the “Preferred Exchange Rate”). Pursuant to the Certificate of Designation, 1,150,000 shares of Preferred Stock have been authorized for issuance. The Preferred Stock does not possess any voting rights. The Preferred Stock is subject to customary adjustments for stock events. The Preferred Stock provides that in no event may Deerfield convert the Preferred Stock into shares of common stock if such conversion would result in Deerfield beneficially owning more that 4.985% of the Company’s outstanding common stock (the “Ownership Cap”).

The Amended First Out Waterfall Notes also revises Deerfield’s existing right to convert a portion of the outstanding principal amount of the First Out Waterfall Loan into a maximum of 1,430,000 shares of the Company’s common stock at the current conversion price to Deerfield may, at its option, convert such portion of the First Out Waterfall Loans into 1,430,000 shares of common stock at the greater of the Fixed Conversion Price and 85% of the 15 Day VWAP, or the equivalent number of shares of Preferred Stock at the Discretionary Conversion Rate.

The Facility Amendment provides that, in the event that on or prior to the ninetieth (90th) day following the receipt of regulatory approval to sell the Company’s Ovation Alto Abdominal Stent Graft System (“Alto”) in the United States, but in any event no later than June 30, 2020, net sales of Alto shall be in excess of $1,000,000 (the “Initial Exchange Condition”), Deerfield will exchange 8.333%of the principal amount of the First Out Waterfall Notes, including any such principal that has resulted from payment-in-kind (“PIK”) interest payments made on or prior to such date, plus any accrued PIK interest through such exchange date into shares of Preferred Stock (the “Initial Exchange”) at a rate equal to the Preferred Exchange Rate multiplied by $0.8282 (the “Floor Price”). In addition, upon consummation of the Initial Exchange and provided that the Company reports net revenue of at least $142.5 million for the year ended December 31, 2020 and complies with the global excess liquidity requirement, payment of the remaining portion of the First Amortization Payment will be extended until the Second Amortization Date (as defined in the Facility Agreement) and Maturity Date in accordance with the Facility Agreement.

In addition, in the event that the Initial Exchange has occurred and the Company completes the first submission to the FDA of a full PMA application with respect to the Nellix EVAS System on or prior to September 30, 2021, Deerfield will exchange $2,500,000 into shares of Preferred Stock (the “Nellix Submission Exchange”) at a rate (the “Conditional Exchange Rate”) equal to the product of the (i) Preferred Exchange Rate multiplied by (ii) the 85% of the lesser of (x) the Closing Price and (y) the 15 Day VWAP (the “Conditional Price”). In the event that the Initial Exchange and the Nellix Submission Exchange have occurred and the Company receives the PMA from the FDA with respect to the Nellix EVAS System as shall be necessary for the sale of the Nellix EVAS System in the United States on or prior to June 30, 2022 (the “Nellix Approval Exchange Condition”), Deerfield will exchange $7,500,000 into shares of Preferred Stock (the “Nellix Approval Exchange”) at the Conditional Exchange Rate. In the event that the Initial Exchange, the Nellix Submission Exchange and the Nellix Approval Exchange have occurred and net sales of the Nellix EVAS System are in excess of $10,000,000 within nine months of satisfaction of the Nellix Approval Exchange Condition, Deerfield will exchange $10,000,000 into shares of Preferred Stock (the “Nellix Sales Exchange”) at the Conditional Exchange Rate. Notwithstanding the above, none of the foregoing exchanges shall take place if the Conditional Price at the time of such exchange is less than the Floor Price.

The Facility Amendment provides that if, during the period beginning on the first business day following satisfaction of the Initial Exchange Condition and ending on the date that is three months thereafter, the Company completes an equity financing resulting in net proceeds to the Company of at least $5,000,000, and subject to certain other conditions set forth in the Facility Amendment, then Deerfield will exchange $0.50 of principal of First Out Waterfall Notes for each $1 of net proceeds up to an aggregate of $20 million in net proceeds into shares of Preferred Stock at a rate equal to the Preferred Exchange Rate multiplied by the lowest price per share of common stock purchased in such financing, provided that such price per share is not less than the Floor Price. Deerfield would also receive the number of such other securities, if any, issued with each share of common stock sold in such financing for each as-converted share of Common Stock issued to Deerfield.

Further, the Facility Amendment also provides, upon the effectiveness, the Company shall pay a restructuring fee of $2,000,000 in cash or a combination of shares of common stock at the Floor Price or shares of Preferred Stock at a rate equal to the product of the Floor Price multiplied by the Preferred Exchange Rate.

The Facility Amendment provides that, upon the satisfaction of the Initial Exchange Condition, the Company will amend the outstanding warrants (the “Warrant Amendment”) to purchase 647,001 shares of common stock previously issued to Deerfield pursuant to the Company’s prior facility agreement with Deerfield dated April 3, 2017 (as amended, the “2017 Warrants”) and warrants to purchase 875,001 shares of common stock previously issued to Deerfield pursuant to the Facility Agreement (as amended, the “2018 Warrants” and, together with the 2017 Warrants, the “Warrants”) to reduce the exercise price of the Warrants to $1.50. All other material terms and conditions of the Warrants remain the same.

The Facility Amendment also provides that, upon completion of the Initial Exchange, the interest payments on the First Out Waterfall Notes will be due monthly for 18 months beginning with the first calendar month following completion of the Initial Exchange. The Company will, subject to certain conditions precedent, make such interest payments in shares of Preferred Stock at a rate equal to the product of (i) the Preferred Exchange Rate as of the interest payment date multiplied by (ii) ninety percent (90%) of the lesser of (a) the closing price on the date immediately preceding the interest payment date and (b) the 15 Day VWAP immediately preceding the interest payment date.

Fourth Amendment to Credit Agreement

On February 24, 2020, the Company entered into a Fourth Amendment to Credit Agreement (the “Credit Amendment”) with Deerfield ELGX Revolver, LLC and certain of its affiliates (collectively, “Deerfield”), dated August 9, 2018 (as amended to date, the “Credit Agreement”). The Credit Amendment includes conforming revisions to reflect the changes in the Facility Amendment. In addition, the Credit Amendment provides that if the Company satisfies the Initial Exchange Condition, the Credit Agreement maturity date will extend to the earlier of (i) December 22, 2023 or (ii) the date the loans pursuant to the Facility Agreement have been repaid in full.

About Endologix, Inc.

The Company develops and manufactures minimally invasive treatments for aortic disorders. The Company’s focus is in endovascular stent grafts for the treatment of abdominal aortic aneurysms (AAA). AAA is a weakening of the wall of the aorta, the largest artery in the body, resulting in a balloon-like enlargement. Once an AAA develops, it continues to enlarge and, if left untreated, becomes increasingly susceptible to rupture. The overall patient mortality rate for ruptured AAA is approximately 80%, making it a leading cause of death in the U.S. For more information, visit www.endologix.com.

The Nellix® EndoVascular Aneurysm Sealing System and Ovation Alto® Abdominal Stent Graft System the Company’s next generation Ovation system device, are approved only as investigational devices and are not currently approved for commercial purposes in any market.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained in this press release that are not statements of historical fact, including but not limited to statements regarding the proposed offering of common stock and the intended use of proceeds of the common stock offering, are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include our expectations regarding the convertible note exchange and the amendments to the Deerfield agreements and are based on information available to us as of the date they were made. Forward-looking statements involve risks, uncertainties and other factors related to our business and the general economic environment, many of which are beyond our control. These risks, uncertainties and other factors could cause our actual results to differ materially and adversely from those projected in forward-looking statements. Although we believe that the forward-looking statements contained herein are reasonable, we can give no assurance that our expectations are correct. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. For a detailed description of our risks and uncertainties, you are encouraged to review the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and the other documents that the Company files with the SEC. The Company does not undertake any obligation to publicly update its forward-looking statements based on events, conditions or circumstances after the date hereof, except as required by law.